SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

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FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)    May 11, 2007

Kaire Holdings, Inc.
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(Exact Name of Registrant as Specified in its Charter)

Delaware                  0-21384               13-3367421
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(State or Other Jurisdiction     (Commission          (IRS Employer
of Incorporation)               File Number)           Identification No.)

7700 Irvine Center Drive, Suite 870, Irvine, California  92618
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(Address of Principal Executive Offices)               (Zip Code)

Registrant's telephone number, including area code: (949) 861-3560
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(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation for the registrant under any of the following provisions:

___ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

___ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

___ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR
240.14d-2(b)).

___ Pre-commencement communications pursuant to Rule 13e-4© under the Exchange Act (17 CFR
240.13e-4(c)).

Item 2.01 Acquisition or Disposition of Assets

As a follow-up to the Form 8-K filed February 6, 2007 announcing the LOI signed between Kaire Holdings Corporation, it’s wholly owned subsidiary YesRx.com and H&H Glass for the acquisition of H&H Glass, On May 11, 2007, with the due diligence completed for both side, the parties consummated the merger with the execution of the Agreement and Plan of Merger.

H&H Glass was formed in 1989 and distributes Asian glass to North America. In fiscal year 2005, H&H Glass had net revenues of approximately $13.5 million and net earnings of approximately $0.5 million. Fiscal year 2006 figures will be available shortly after the completion of its audit. H&H Glass will be operated as a wholly owned subsidiary of Kaire Holdings Corporation.

Item 9.01. Financial Statements, Pro Forma Financial Information and Exhibits.

(a)
The required pro forma financial information is unavailable as of the date hereof and will be filed by the Registrant pursuant to the requirements of the Securities Exchange Act and the rules and regulations promulgated there under within 71 days after the date of the event reported in this Form 8-K.

(b)	Exhibit number.

99.1. Agreement and Plan of Merger

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

/s/Steven Westlund Date
Steven Westlund May 15, 2007